EXHIBIT 3.2

                                  ARTICLE X

                                    BYLAWS

     Section 1.  AMENDMENTS.  Except  for  this  Article X, Section  1,  these
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Bylaws  may  be  altered,  amended, or repealed at any meeting of the Board of
Directors at which a quorum is present, by the a majority of the total number of directors constituting the Board of Directors, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting.

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                     FIRST AMENDMENT TO FUNDING AGREEMENT


1.0                    DATE  AND  PARTIES

     1.1          DATE.    This  First  Amendment to Funding Agreement ("First
Amendment")  is  effective  as  of  December  22,  1995.

     1.2          PARTIES. The parties to this First Amendment are as follows:

     A.   Hall  Financial  Group,  Inc.  ("HFG")
          750  N.  St.  Paul
          Suite  200
          Dallas,  TX  75201-3247

     B.   Search  Capital  Group,  Inc.  ("Search")
          700  N.  Pearl
          Suite  400,  L.B.  401
          Dallas,  TX  75201-2809

C.        Search  Funding  Corp.  ("SFC")
          700  N.  Pearl
          Suite  400,  L.B.  401
          Dallas,  TX  75201-2809

     D.   Automobile  Credit  Acceptance  Corp.  ("ACAC")
          700  N.  Pearl
          Suite  400,  LB.  401
          Dallas,  TX  75201-2809

E.        Newsearch,  Inc.  ("Newsearch")
          700  N.  Pearl
          Suite  400,  L.B.  401
          Dallas,  TX  75201-2809

F.        Automobile  Credit  Holdings,  Inc.  ("ACHI")
          700  N.  Pearl
          Suite  400,  L.B.  401
          Dallas,  TX  75201-2809

2.0          PURPOSE,  DEFINITIONS  AND  CONSIDERATION

2.1 PURPOSE: The purpose of this Agreement is to amend and supersede certain provisions of the Funding Agreement dated November 30, 1995 ("Funding
Agreement")  between  the  parties.    The  parties  agree  that,  except  as
specifically amended and superseded below, the Funding Agreement remains fully enforceable.